Bond
FOR FFB USE ONLY	Date September 9,2008

Bond Identifier:	Place
of
Issue Washington, DC

Purchase Date:	Last Day
for an
Advance (¶3) October 15, 2011

Maximum
Principal
Amount (¶4) $500,000,000.00

Final
Maturity
Date (¶5) October 15, 2031

FUTURE ADVANCE BOND
SERIES C

1.    Promise to Pay.

FOR VALUE RECEIVED, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (the "Borrower," which term includes any successors or assigns) promises to pay the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Bond, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Bond, being the "Holder"), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to the Borrower under this Bond (each such amount being an "Advance", and more than one such amount being "Advances").

2.    Reference to Certain Agreements.

(a)  Bond Purchase Agreement.  This Bond is the "Bond" referred to in, and entitled to the benefits of, the Series C Bond Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Administrator of the Rural Utilities Service, a Rural Development agency of the United

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States Department of Agriculture ("RUS") (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Bond Purchase Agreement").

(b) Bond Guarantee Agreement.  This Bond is the "Bond" referred to in, and entitled to the benefits of, the Series C Bond Guarantee Agreement dated as of even date herewith, made between RUS and the Borrower (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Bond Guarantee Agreement").

(c) Pledge Agreement.  This Bond is the "Bond" referred to in the Pledge Agreement dated as of even date herewith, made among the Borrower, RUS, and U.S. Bank Trust National Association, a national association (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Pledge Agreement").

3.    Advances; Advance Requests; RUS Approval Requirement; Last Day for an Advance.

(a) Subject to the terms and conditions of the Bond Purchase Agreement, FFB shall make Advances to the Borrower from time to time under this Bond, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Bond, in the form of request attached to the Bond Purchase Agreement as Exhibit A thereto (each such request being an "Advance Request") and completed as prescribed in section 7.3.1 of the Bond Purchase Agreement.

(b) To be effective, an Advance Request must first be delivered to RUS for approval and be approved by RUS in writing, and such Advance Request, together with written notification of RUS's approval thereof (each such notification being an "Advance Request Approval Notice"), must be received by FFB consistent with the advance notice requirements prescribed in section 7.3.2(b) of the Bond Purchase Agreement.

(c) FFB shall make each requested Advance on the particular calendar date that the Borrower requested in the respective Advance Request to be the date on which the respective Advance is to be made (such date being the "Requested Advance Date" for such Advance), subject to the provisions of the Bond Purchase Agreement describing certain circumstances under which a requested Advance shall be made on a later date; provided, however, that no Advance shall be made under this Bond after the particular date specified on page 1 of this Bond as being the "Last Day for an Advance."

4.    Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the particular dollar amount that the Borrower specified in the

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respective Advance Request as the "Requested Advance Amount" for the respective Advance; provided, however, that the aggregate principal amount of all Advances made under this Bond shall not exceed the particular amount specified on page 1 of this Bond as being the "Maximum Principal Amount."

5.    Maturity Dates for Advances.

Subject to paragraph 15 of this Bond, each Advance shall mature on the particular calendar date that the Borrower selected in the respective Advance Request to be the date on which the respective Advance is to mature (such date being the "Maturity Date" for such Advance), provided that such Maturity Date meets all of the criteria for Maturity Dates prescribed in section 7.3.1(a)(5) of the Bond Purchase Agreement.

6.    Computation of Interest on Advances.

(a) Subject to paragraphs 11 and 16 of this Bond, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Bond for such Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Bond for such Advance), to (and including) the date on which the payment of interest is next due; and (2) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

(c) The basic interest rate for each Advance shall be established by FFB, as of the date on which the respective Advance is made, on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) of the Federal Financing Bank Act of 1973, as amended (codified at 12 U.S.C. § 2281 et seq.) (the "FFB Act"); provided, however, that the shortest maturity used as the basis for any rate determination shall be the remaining maturity of the most recently auctioned  United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

(d) In the event that (1) the Borrower has selected for any Advance a Maturity Date that will occur on or after the fifth anniversary of the Requested Advance Date for such Advance, and (2) the Borrower has elected for such Advance a prepayment/ refinancing privilege described in section 11.3 of the Bond Purchase Agreement, then the interest rate for such Advance shall also include a price (expressed in terms of a basis point increment to the applicable basic interest rate) for the particular prepayment/refinancing privilege that the Borrower

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selected, which price shall be established by FFB on the basis of a determination made by FFB as to the difference between (A) the estimated market yield of a notional obligation if such obligation were to (i) be issued by the Secretary of the Treasury, (ii) have a maturity comparable to the maturity of such Advance, and (iii) include a prepayment and refinancing privilege identical to the particular prepayment/refinancing privilege that the Borrower elected for such Advance, and (B) the estimated market yield of a notional obligation if such obligation were to (i) be issued by the Secretary of the Treasury, (ii) have a maturity comparable to the maturity of such Advance, but (iii) not include such prepayment and refinancing privilege.

7.    Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal amount of each Advance shall be due and payable quarterly on January 15, April 15, July 15, and October 15 of each year (each such day being a "Payment Date"), beginning on the first Payment Date to occur after the date on which the respective Advance is made, up through and including the Maturity Date of such Advance; provided, however, that with respect to each Advance that is made in the 30-day period immediately preceding any Payment Date, payments of accrued interest on the outstanding principal amount of the respective Advance shall be due beginning on the second Payment Date to occur after the date on which such Advance is made.

8.    Repayment of Principal.

Subject to paragraph 15 of this Bond, the principal amount of each Advance shall be payable on the Maturity Date for the respective Advance.

9.    Fee.

(a)  A fee to cover expenses and contingencies, assessed by FFB pursuant to section 6(c) of the FFB Act, shall accrue on the outstanding principal amount of each Advance for the period from the date on which the respective Advance is made to the date on which the principal amount of such Advance is due, not taking into account any maturity extensions permitted by paragraph 15 of this Bond (such period being the "Advance Period").

(b) The fee on each Advance shall be:

(1) 22.5 basis points (0.225%) per annum of the unpaid principal balance of such Advance for an Advance Period of a year or less;

(2) 27.5 basis points (0.275%) per annum of the unpaid principal balance of such Advance for an Advance Period greater than a year but no more than 5 years; and

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(3) 35 basis points (0.35%) per annum of the unpaid principal balance of such Advance for an Advance Period greater than 5 years.

(c) The fee on each Advance shall be computed in the same manner as accrued interest is computed under paragraph 6(b) of this Bond, and shall be due and payable at the same times as accrued interest is due and payable under paragraph 7 of this Bond (adjusted as provided in paragraph 10 of this Bond if a Payment Date is not a Business Day).  The fee on each Advance shall be credited to RUS as required by section 505(c) of the Federal Credit Reform Act of 1990, as amended (codified at 2 U.S.C. § 661d(c)).

10.    Business Days.

(a) Whenever any Payment Date, the Maturity Date for any Advance, or the Final Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment that would otherwise be due on such Payment Date, Maturity Date, or Final Payment Date, as the case may be, shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a "Business Day").

(b) In the event that any Payment Date falls on a day other than a Business Day, then the extension of time for making the payment that would otherwise be due on such Payment Date shall be (1) taken into account in establishing the interest rate for the respective Advance, (2) included in computing interest due in connection with such payment, and (3) excluded in computing interest due in connection with the next payment.

(c) In the event that the Maturity Date for any Advance or the Final Maturity Date falls on a day other than a Business Day, then the extension of time for making the payment that would otherwise be due on such Maturity Date or the Final Maturity, as the case may be, shall be (1) taken into account in establishing the interest rate for such Advance, and (2) included in computing interest due in connection with such payment.

11.    Late Payments.

(a) In the event that any payment of any amount owing under this Bond is not made when and as due (any such amount being then an "Overdue Amount"), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this subparagraph (a).

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account

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paragraph 10 of this Bond) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 10 of this Bond) to (and including) the date on which payment is made, and (B) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

(3) The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recent auctioned 13-week United States Treasury bills.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount.  In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a).  For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be re-determined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of this Bond on the dates specified in this Bond.

12.    Final Due Date.

Notwithstanding anything in this Bond to the contrary, all amounts outstanding under this Bond remaining unpaid as of the Final Maturity Date shall be due and payable on the Final Maturity Date.

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13.    Manner of Making Payments.

(a) For so long as FFB is the Holder of this Bond and RUS is the bond servicing agent for FFB (as provided in the Bond Purchase Agreement), each payment under this Bond shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of RUS, as bond servicing agent for FFB) maintained at the Federal Reserve Bank of New York specified by RUS in a written notice to the Borrower, or to such other account as may be specified from time to time by RUS in a written notice to the Borrower.

(b) In the event that FFB is the Holder of this Bond and RUS is not the bond servicing agent for FFB, each payment under this Bond, with the exception of the fee described in paragraph 9 of this Bond, shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of FFB) maintained at the Federal Reserve Bank of New York specified by FFB in a written notice to the Borrower, or to such other account as may be specified from time to time by FFB in a written notice to the Borrower.  In the event that FFB is the Holder of this Bond and RUS is not the bond servicing agent for FFB, each payment of the fee described in paragraph 9 of this Bond shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of RUS) maintained at the Federal Reserve Bank of New York specified from time to time by RUS in a written notice delivered by RUS to the Borrower.

(c) In the event that FFB is not the Holder of this Bond, then each payment under this Bond, with the exception of the fee described in paragraph 9 of this Bond, shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.  In the event that FFB is not the Holder of this Bond, each payment of the fee described in paragraph 9 of this Bond shall be made in the manner specified by FFB in the written notice delivered by FFB to the Borrower and RUS as provided in section 15.4.2 of the Bond Purchase Agreement.

14.    Application of Payments.

Each payment made on this Bond shall be applied, first, to the payment of Late Charges (if any) payable under paragraphs 11 and 18 of this Bond, then to the payment of premiums (if any) payable under paragraphs 16 and 17 of this Bond, then to the payment of unpaid accrued interest, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 9 of this Bond.
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15.    Maturity Extensions.

(a) With respect to each Advance (1) for which the Borrower has selected a Maturity Date that will occur before the twentieth anniversary of the Requested Advance Date specified in the respective Advance Request, or (2) for which a Maturity Date that will occur before the twentieth anniversary of the Requested Advance Date specified in the respective Advance Request has been determined as provided in subparagraph (b) of this paragraph 15 (each such Maturity Date being an "Interim Maturity Date"), the Borrower may, effective as of such Interim Maturity Date, elect to extend the maturity of all or any portion of the outstanding principal amount of the respective Advance to a new Maturity Date to be selected by the Borrower in the manner and subject to the limitations specified in this subparagraph (a) (each such election being a "Maturity Extension Election"; each such elective extension of the maturity of any Advance that has an Interim Maturity Date being a "Maturity Extension"; and the Interim Maturity Date that is in effect for an Advance immediately before any such elective Maturity Extension being, from and after such Maturity Extension, the "Maturity Extension Effective Date").

(1) Except under the circumstances described in clause (3) of this subparagraph (a), the Borrower shall deliver to FFB (with a copy to RUS) written notification of each Maturity Extension Election, in the form of notification attached to this Bond as Annex 1-A (each such notification being a "Maturity Extension Election Notice"), making reference to the "Advance Identifier" (as that term is defined in the Bond Purchase Agreement) that FFB assigned to such Advance (as provided in the Bond Purchase Agreement) and specifying, among other things, the following:

(A) the amount of the outstanding principal of the such Advance with respect to which the Borrower elects to extend the maturity; and

(B) the new Maturity Date that the Borrower selects to be in effect for such principal amount after the respective Maturity Extension Effective Date, which date:

(i) may be either (I) a new Interim Maturity Date, or (II) the twentieth anniversary of the Requested Advance Date specified in the original Advance Request (if such twentieth anniversary date is a Payment Date) or the Payment Date immediately preceding such twentieth anniversary date (if such twentieth anniversary date is not a Payment Date); and

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(ii) in the event that the Borrower selects a new Interim Maturity Date as the new Maturity Date for any Advance, must meet the criteria for Maturity Dates prescribed in section 7.3.1(a)(5) of the Bond Purchase Agreement (provided, however, that, for purposes of selecting a new Maturity Date in connection with a Maturity Extension Election, each of the references to the "Requested Advance Date" for the respective Advance in section 7.3.1(a)(5)(D) of the Bond Purchase Agreement shall be deemed to be a reference to the "respective Maturity Extension Effective Date").

(2) To be effective, a Maturity Extension Election Notice must be received by FFB on or before the third Business Day before the Interim Maturity Date in effect for the respective Advance immediately before such Maturity Extension.

(3) In the event that either of the circumstances described in subclause (A) or (B) of the next sentence occurs, then a Maturity Extension Election Notice (in the form of notice attached to this Bond as Annex 1-B), to be effective, must first be delivered to RUS for approval and be approved by RUS in writing, and such Maturity Extension Election Notice, together with written notification of RUS's approval thereof, must be received by FFB on or before the third Business Day before the Interim Maturity Date in effect for the respective Advance immediately before such Maturity Extension.  RUS approval of a Maturity Extension Election Notice will be required under either of the following circumstances:

(A) (i) any payment of any amount owing under this Bond is not made by the Borrower when and as due; (ii) payment is made by RUS in accordance with the guarantee set forth at the end of this Bond; and (iii) RUS delivers notice to both the Borrower and FFB advising each of them that each Maturity Extension Election Notice delivered by the Borrower after the date of such notice shall require the approval of RUS; or

(B) FFB at any time delivers written notice to both the Borrower and RUS advising each of them that each Maturity Extension Election Notice delivered by the Borrower after the date of such notice shall require the approval of RUS.

(b) With respect to any Advance that has an Interim Maturity Date, in the event that FFB does not receive a Maturity Extension Election Notice (and, if required under subparagraph (a)(3) of this paragraph 15, written notification

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of RUS's approval thereof) on or before the third Business Day before such Interim Maturity Date, then the maturity of such Advance shall be extended automatically in the manner and subject to the limitations specified in this subparagraph (b) (each such automatic extension of the maturity of any Advance that has an Interim Maturity Date also being a "Maturity Extension"; and the Interim Maturity Date that is in effect for an Advance immediately before any such automatic Maturity Extension also being, from and after such Maturity Extension, the "Maturity Extension Effective Date").  The new Maturity Date for such Advance shall be the immediately following Payment Date.  The amount of principal that will have its maturity extended automatically shall be the entire outstanding principal amount of such Advance on such Maturity Extension Effective Date, less the amount of any payment of principal made on such Maturity Extension Effective Date.

(c) In the event that the maturity of any Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 15, then the basic interest rate for such Advance, from and after the respective Maturity Extension Effective Date, shall be the particular rate that is established by FFB, as of such Maturity Extension Effective Date, in accordance with the principles of paragraph 6(c) of this Bond.

(d) In the event that the maturity of any Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 15, then the fee for such Advance, from and after the respective Maturity Extension Effective Date, shall be the particular fee that is assessed by FFB, as of such Maturity Extension Effective Date, with the new Advance Period being the period from the Maturity Extension Effective Date through the new Maturity Date, in accordance with the principles of paragraphs 9(b) and (c) of this Bond.

(e) In the event that (1) the maturity of any Advance that has an Interim Maturity Date is extended under either subparagraph (a) or (b) of this paragraph 15, and (2) the Maturity Date for such extended Advance is a date that will occur before the fifth anniversary of the respective Maturity Extension Effective Date, then the prepayment/refinancing privilege described in section 11.2 of the Bond Purchase Agreement shall apply automatically to such Advance.

(f) In the event that (1) the Borrower makes a Maturity Extension Election with respect to any Advance that has an Interim Maturity Date, and (2) the Borrower selects as the Maturity Date for such extended Advance a new Maturity Date that will occur on or after the fifth anniversary of the respective Maturity Extension Effective Date, then the Borrower must elect a prepayment/refinancing privilege for such extended Advance from between the options described in sections 11.2 and 11.3 of the Bond Purchase Agreement (provided, however, that each of the

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references to "the Requested Advance Date for such Advance" in  section 11.3 of the Bond Purchase Agreement shall be deemed to be a reference to "the respective Maturity Extension Effective Date").  The Maturity Extension Election Notice delivered by the Borrower in connection with each such Maturity Extension Election must also specify the particular prepayment/refinancing privilege that the Borrower elects for the respective extended Advance.  In the event that the Borrower elects for any such extended Advance a prepayment/refinancing privilege described in section 11.3 of the Bond Purchase Agreement, then the interest rate for such extended Advance, from and after the respective Maturity Extension Effective Date, shall include a price (expressed in terms of a basis point increment to the applicable basic interest rate) for the particular prepayment/refinancing privilege that the Borrower elects, which price shall be established by FFB, as of such Maturity Extension Effective Date, in accordance with the principles of paragraph 6(d) of this Bond.

(g) The maturity of each Advance may be extended more than once as provided in this paragraph 15, but upon the twentieth anniversary of the Requested Advance Date specified in the original Advance Request (if such twentieth anniversary date is a Payment Date) or upon the Payment Date immediately preceding such twentieth anniversary date (if such twentieth anniversary date is not a Payment Date), no further Maturity Extensions may occur.

16.    Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Bond, or to prepay this Bond in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 16 (each such election being a "Prepayment Election").

(b) For each Prepayment Election in which the Borrower elects to prepay a particular amount of the outstanding principal of an Advance, the Borrower shall deliver to RUS written notification of the respective Prepayment Election, in the form of notification attached to this Bond as Annex 2-A (each such notification being a "Prepayment Election Notice"), making reference to the Advance Identifier that FFB assigned to the respective Advance (as provided in the Bond Purchase Agreement) and specifying, among other things, the following:

(1) the particular date on which the Borrower intends to make the prepayment on such Advance (such date being the "Intended Prepayment Date" for such Advance), which date:

(A) must be a Business Day; and

(B) for any Advance for which the Borrower has selected a fixed premium prepayment/refinancing

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privilege that includes a 5-year period during which such Advance shall not be eligible for any prepayment or refinancing (such time period being a "No-Call Period"), may not be a date that will occur before the applicable "First Call Date" determined as provided in section 11.3.2 of the Bond Purchase Agreement (such date being the "First Call Date"); and

(2) the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of such Advance; or

(B) an amount less than the total outstanding principal amount of such Advance (subject to subparagraph (g) of this paragraph 16) (any such amount being a "Portion").

(c) For each Prepayment Election in which the Borrower elects to have a particular amount of funds applied by FFB toward the prepayment of the outstanding principal of an Advance, the Borrower shall deliver to RUS written notification of the respective Prepayment Election, in the form of notification attached to this Bond as Annex 2-B (each such notification also being a "Prepayment Election Notice"), making reference to the Advance Identifier that FFB assigned to the respective Advance (as provided in the Bond Purchase Agreement) and specifying, among other things, the following:

(1) the particular date on which the Borrower intends to make the prepayment on such Advance (such date being the "Intended Prepayment Date" for such Advance), which date:

(A) must be a Business Day; and

(B) for any Advance for which the Borrower has selected a fixed premium prepayment/refinancing privilege that includes a 5-year No-Call Period, may not be a date that will occur before the applicable First Call Date; and

(2) the particular amount of funds that the Borrower elects to be applied by FFB toward a prepayment of the outstanding principal amount of such Advance.

(d) To be effective, a Prepayment Election Notice must be approved by RUS in writing, and such Prepayment Election Notice, together with written notification of RUS's approval thereof, must be received by FFB on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

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(e) The Borrower shall pay to FFB a price for the prepayment of any Advance, any Portion of any Advance, or this Bond in its entirety (such price being the "Prepayment Price" for such Advance or Portion or this Bond, as the case may be) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to FFB a Prepayment Price for such Advance equal to the sum of:

(A) the entire outstanding principal amount of such Advance on the Intended Prepayment Date;

(B) all unpaid interest (and Late Charges, if any) accrued on such Advance through the Intended Prepayment Date; and

(C) the amount of the premium or discount credit (if any) that is required under the particular prepayment/refinancing privilege that applies to such Advance;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to FFB a Prepayment Price for such Portion that would equal such Portion's pro rata share of the Prepayment Price that would be required for a prepayment of the entire outstanding principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (e)); and

(3) in the event that the Borrower elects to prepay this Bond in its entirety, then the Borrower shall pay to FFB an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (e)).

(f) Payment of the Prepayment Price for any Advance, any Portion of any Advance, or this Bond in its entirety shall be due to FFB before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion or this Bond, as the case may be.

(g) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

(h) The Borrower may make more than one Prepayment Election with respect to an Advance, each such Prepayment Election being made with respect to a different Portion of such Advance, until such time as the entire principal amount of such Advance is repaid in full.

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17.    Refinancings.

(a) The Borrower may elect to refinance the outstanding principal amount of any Advance (but not any Portion) in the manner, at the price, and subject to the limitations specified in this paragraph 17 (each such election being a "Refinancing Election").

(b) Except under the circumstances described in subparagraph (d) of this paragraph 17, the Borrower shall deliver to FFB (with a copy to RUS) written notification of each Refinancing Election, in the form of notification attached to this Bond as Annex 3-A (each such notification being a "Refinancing Election Notice"), making reference to the Advance Identifier that FFB assigned to the respective Advance (as provided in the Bond Purchase Agreement) and specifying, among other things, the following:

(1) the particular date on which the Borrower intends to refinance the respective Advance (such date being the "Intended Refinancing Date" for the respective Advance), which date:

(A) must be a Payment Date; and

(B) for any Advance for which the Borrower has selected a prepayment/refinancing privilege that includes a 5-year No-Call Period, may not be a date that will occur before the applicable First Call Date;

(2) the amount of the outstanding principal of the respective Advance that the Borrower elects to refinance (which may not be a Portion); and

(3) the Maturity Date that the Borrower selects to be in effect for such principal amount after such refinancing, which date may be:

(A) the Maturity Date that is in effect for such Advance immediately before such refinancing; or

(B) a new Maturity Date that the Borrower selects in connection with such Refinancing Election, provided that such new Maturity Date meets the criteria for Maturity Dates prescribed in section 7.3.1(a)(5) of the Bond Purchase Agreement (provided, however, that for purposes of selecting a new Maturity Date in connection with a Refinancing Election, each of the references to the "Requested Advance Date" for the respective Advance in section 7.3.1(a)(5)(D) of the Bond Purchase Agreement shall be deemed to be a reference to the "respective Refinancing Effective Date").

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(c) To be effective, a Refinancing Election Notice must be received by FFB on or before the fifth Business Day before the date specified therein as the Intended Refinancing Date.

(d) In the event that either of the circumstances described in clause (1) or (2) of the next sentence shall have occurred, then a Refinancing Election Notice (in the form of notice attached to this Bond as Annex 3-B), to be effective, must first be delivered to RUS for approval and be approved by RUS in writing, and such Refinancing Election Notice, together with written notification of RUS's approval thereof, must be received by FFB on or before the fifth Business Day before the date specified therein to be the Intended Refinancing Date.  RUS approval of a Refinancing Election Notice will be required under either of the following circumstances:

(1) (A) payment of any amount owing under this Bond is not made by the Borrower when and as due; (B) payment is made by RUS in accordance with the guarantee set forth at the end of this Bond; and (C) RUS delivers notice to both the Borrower and FFB advising each of them that each Refinancing Election Notice delivered by the Borrower after the date of such notice shall require the approval of RUS; or

(2) FFB at any time delivers written notice to both the Borrower and RUS advising each of them that each Refinancing Election Notice delivered by the Borrower after the date of such notice shall require the approval of RUS.

(e) The Borrower shall pay to FFB a price for the refinancing of any Advance (such price being the "Refinancing Price" for such Advance) equal to the sum of:

(1) all unpaid interest (and Late Charges, if any) accrued on such Advance through the Intended Refinancing Date; and

(2) the amount of the premium (if any) that is required under the particular prepayment/refinancing privilege that applies to such Advance.

In the event that (A) the prepayment/refinancing privilege that applies to the particular Advance being refinanced is the privilege described in section 11.2 of the Bond Purchase Agreement, and (B) the Market Value Premium (or Discount) that is to be included in the Refinancing Price for such Advance is a discount on such Advance, then such discount shall be applied by FFB in the manner requested by the Borrower in a written notice delivered by the Borrower to FFB and approved by RUS in writing.

(f) Payment of the Refinancing Price for any Advance shall be due to FFB before 3:00 p.m. (Washington, DC, time) on the Intended Refinancing Date for such Advance.

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(g) In the event that a Refinancing Election Notice (and, if required under subparagraph (d) of this paragraph 17, written notification of RUS's approval thereof) is received by FFB on or before the fifth Business Day before the Intended Refinancing Date specified therein, then the refinancing of the respective Advance shall become effective on such Intended Refinancing Date (in such event, the Intended Refinancing Date being the "Refinancing Effective Date").  In the event that a Refinancing Election Notice (and, if required under subparagraph (d) of this paragraph 17, written notification of RUS's approval thereof) is received by FFB after the fifth Business Day before the Intended Refinancing Date specified therein, then the refinancing of the respective Advance shall become effective on the fifth Business Day to occur after the day on which such Refinancing Election Notice (and, if required under subparagraph (d) of this paragraph 17, written notification of RUS's approval thereof) is received by FFB (in such event, the fifth Business Day to occur after the day on which such Refinancing Election Notice (and, if required under subparagraph (d) of this paragraph 17, written notification of RUS's approval thereof) is received by FFB being the "Refinancing Effective Date"), provided that the Borrower shall have paid to FFB, in addition to the Refinancing Price required under subparagraph (e) of this paragraph 17, the interest accrued from the Intended Refinancing Date through such Refinancing Effective Date.

(h) In the event that the Borrower makes a Refinancing Election with respect to any Advance, the basic interest rate for such Advance, from and after the respective Refinancing Effective Date, shall be the particular rate that is established by FFB, as of such Refinancing Effective Date, in accordance with the principles of paragraph 6(c) of this Bond.

(i) In the event that the Borrower makes a Refinancing Election with respect to any Advance, then the fee for such Advance, from and after the respective Refinancing Effective Date, shall be the particular fee that is assessed by FFB, as of such Refinancing Effective Date, with the new Advance Period being the period from the Refinancing Effective Date through the new Maturity Date, in accordance with the principles of paragraphs 9(b) and (c) of this Bond.

(j) In the event that (1) the Borrower makes a Refinancing Election with respect to any Advance, and (2) the Borrower selects as the Maturity Date for such refinanced Advance either (A) the Maturity Date that is in effect for such Advance immediately before such refinancing, and such Maturity Date will occur before the fifth anniversary of the respective Refinancing Effective Date, or (B) a new Maturity Date that will occur before the fifth anniversary of the respective Refinancing Effective Date, then the prepayment/refinancing privilege described in section 11.2 of the Bond Purchase Agreement shall apply automatically to such Advance.

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(k) In the event that (1) the Borrower makes a Refinancing Election with respect to any Advance, and (2) the Borrower selects as the Maturity Date for such refinanced Advance either (A) the Maturity Date that is in effect for such Advance immediately before such refinancing, and such Maturity Date will occur on or after the fifth anniversary of the respective Refinancing Effective Date, or (B) a new Maturity Date that will occur on or after the fifth anniversary of the respective Refinancing Effective Date, then the Borrower must elect a prepayment/refinancing privilege for such refinanced Advance from between the options described in sections 11.2 and 11.3 of the Bond Purchase Agreement (provided, however, that each of the references to the "Requested Advance Date for such Advance" in section 11.3 of the Bond Purchase Agreement shall be deemed to be a reference to the "respective Refinancing Effective Date").  The Refinancing Election Notice delivered by the Borrower in connection with each such Refinancing Election must also specify the particular prepayment/refinancing privilege that the Borrower elects for the respective refinanced Advance.  In the event that the Borrower elects for any such refinanced Advance a prepayment/refinancing privilege described in section 11.3 of the Bond Purchase Agreement, then the interest rate for such refinanced Advance, from and after the respective Refinancing Effective Date, shall include a price (expressed in terms of a basis point increment to the applicable basic interest rate) for the particular prepayment/refinancing privilege that the Borrower elects, which increment shall be established by FFB, as of such Refinancing Effective Date, in accordance with the principles of paragraph 6(d) of this Bond.

(l) The Borrower may make more than one Refinancing Election with respect to any Advance.

18.    Rescission of Prepayment Elections and Refinancing Elections; Late Charges for Late Payments.
(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 16 of this Bond or any Refinancing Election made in accordance with paragraph 17 of this Bond, but only in accordance with this paragraph 18.

(b) The Borrower shall deliver to both FFB and RUS written notification of each rescission of a Prepayment Election or a Refinancing Election (each such notification being an "Election Rescission Notice") specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election or Refinancing Election, as the case may be, which specification must make reference to both:

(1) the particular Advance Identifier that FFB assigned to such Advance (as provided in the Bond Purchase Agreement); and

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(2) the RUS account number for such Advance.

The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 and to RUS at (202) 720-1401, or at such other facsimile number or numbers as either FFB or RUS may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by both FFB and RUS not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date or the Intended Refinancing Date, as the case may be.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 16 of this Bond or a Refinancing Election in accordance with paragraph 17 of this Bond; (2) does not rescind such Prepayment Election or Refinancing Election, as the case may be, in accordance with this paragraph 18; and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date or Intended Refinancing Date, as the case may be, pay to FFB the Prepayment Price described in paragraph 16(e) of this Bond or Refinancing Price described in paragraph 17(e) of this Bond, as the case may be, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date or Intended Refinancing Date, as the case may be, to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Bond.

19.    Amendments to Bond.

To the extent not inconsistent with applicable law, this Bond, for so long as FFB or its agent is the holder thereof, shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by FFB and the Borrower, with the approval of RUS.

20.    Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Bond.

21.    Bond Effective Until Paid.

This Bond shall continue in full force and effect until all principal outstanding hereunder, all interest accrued hereunder, all premiums (if any) payable under paragraphs 16 and 17 of this Bond, all Late Charges (if any) payable under paragraphs 11 and 18 of this Bond, and all fees (if any) payable under paragraph 9 of this Bond have been paid in full.

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22.    RUS Guarantee of Bond.

Upon execution of the guarantee set forth at the end of this Bond (the "RUS Guarantee"), the payment by the Borrower of all amounts due and payable under this Bond, when and as due, shall be guaranteed by the United States of America, acting through RUS, pursuant to the Rural Electrification Act of 1936, as amended (codified at 7 U.S.C. § 901 et seq.).  In consideration of the RUS Guarantee, the Borrower promises to RUS to make all payments due under this Bond when and as due.

23.    Pledge Agreement.

This Bond is one of several Bonds referred to in the Pledge Agreement, wherein the Borrower made provision for the pledge and grant of a security interest in, under certain circumstances described therein, certain property of the Borrower, described therein, to secure the payment of and performance of certain obligations owed to RUS, as set forth in the Pledge Agreement.

24.    Guarantee Payments; Reimbursement.

If RUS makes any payment, pursuant to the RUS Guarantee, of any amount due and payable under this Bond, when and as due, each and every such payment so made shall be deemed to be a payment hereunder; provided, however, that no payment by RUS pursuant to the RUS Guarantee shall be considered a payment for purposes of determining the existence of a failure by the Borrower to perform its obligation to RUS to make all payments under this Bond when and as due.  RUS shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment pursuant to the RUS Guarantee.

25.    Default and Enforcement.

In case of a default by the Borrower under this Bond or the occurrence of an event of default under the Bond Guarantee Agreement, then, in consideration of the obligation of RUS under the RUS Guarantee, in that event, to make payments to FFB as provided in this Bond, RUS, in its own name, shall have all rights, powers, privileges, and remedies of the holder of this Bond, in accordance with the terms of this Bond, the Bond Guarantee Agreement, and the Pledge Agreement, including, without limitation, the right to enforce or collect all or any part of the obligation of the Borrower under this Bond or arising as a result of the RUS Guarantee, to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

26.    Acceleration.

The entire unpaid principal amount of this Bond, and all interest thereon, may be declared, and upon such declaration shall become, due and payable to RUS, under the circumstances

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described, and in the manner and with the effect provided, in the Bond Guarantee Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Bond to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

     NATIONAL RURAL UTILITIES
             COOPERATIVE FINANCE CORPORATION
                    (the "Borrower")

BY:

Signature:   /s/ SHELDON C. PETERSEN

Print Name:  Sheldon C. Petersen

Title:       Governor and
                        Chief Executive Officer

ATTEST:

Signature:   /s/ JOHN J. LIST
(SEAL)

Print Name:  John J. List

Title:       Assistant Secretary-Treasurer

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